EXHIBIT 23.3
                            SQUIRE & WOODWARD, P.C.
                            Bruce W. Squire, C.P.A.
                            Marc A. Woodward, C.P.A.

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Gentlemen:

                        Consent of Independent Accountants

We hereby consent to the use in this Registration Statement of Meteor Industries, Inc., on Form S-1 of our report dated November 22, 1995, on the financial statements of Meteor Industries, Inc., our report dated August 18, 1995, on the financial statements of of Hillger Oil Company, and our report dated November 23, 1993, on the financial statements of Graves Oil & Butane Co., Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Squire & Woodward, P.C.
SQUIRE & WOODWARD, P.C.

September 19, 1996

                                             2730 San Pedro NE., Suite D
                                             Albuquerque, New Mexico 98110
                                             tel:  (505) 881-3408
                                             fax:  (505) 881-6507
                                             ------------------------------
                                             American Institute of
                                             Certified Public Accountants